Exhibit 24.1

     February 24, 2010

U.S. Securities and Exchange Commission
100 F Street N.E.
Washington, DC  20549

Ladies and Gentlemen:

This Statement confirms that the undersigned, Michael Larson, has authorized and designated
Michael E. Maroone and Jonathan P. Ferrando, acting singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of AutoNation, Inc.  The authority of Michael E. Maroone and Jonathan P. Ferrando under this Statement shall continue until the undersigned is no longer required to file Forms 4 and 5 with regard to the undersigned's ownership of or transactions in securities of AutoNation, Inc., unless earlier revoked in writing.
The undersigned acknowledges that Michael E. Maroone and Jonathan P. Ferrando are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

      Very truly yours,

      /s/ Michael Larson
      Michael Larson
      Director

cc: New York Stock Exchange